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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-30557 of Di Giorgio Corporation and subsidiaries on Form S-4 of our report dated February 21, 1997 (June 20, 1997 as to Notes 1 and 18) appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 21, 1997 (June 20, 1997 as to Notes 1 and 18), relating to the financial statement schedule appearing elsewhere in this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
July 14, 1997